Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 shall have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2021 and, if not defined in the Form 8-K, included in the Company’s effective proxy statement/prospectus dated September 22, 2021(the “Proxy Statement”), on file with the SEC and incorporated by reference. Any references to the Proxy Statement within the Unaudited Pro Forma Condensed Combined Financial Information refers to the proxy statement on file with the SEC dated September 22, 2021, and incorporated herein by reference.

Basis of Presentation and Background

The following unaudited pro forma combined condensed consolidated financial statements are based on the separate historical financial statements of SAB Biotherapeutics and BCYP after giving effect to the Business Combination, including pro forma assumptions and adjustments related to the merger, as described in the accompanying notes to the unaudited pro forma combined condensed consolidated financial statements. The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2021, is presented as if the merger had occurred on June 30, 2021. The unaudited pro forma combined condensed consolidated statement of operations for the six-months ended June 30, 2021, and the year ended December 31, 2020, gives effect to the merger, as if it had been completed on January 1, 2020. The historical financial information has been adjusted on a pro forma basis to reflect factually supportable items that are directly attributable to the merger and, with respect to the statement of operations only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma combined condensed consolidated statement of operations does not include the effects of the costs associated with any integration or restructuring activities resulting from the merger, as they are nonrecurring in nature. However, the unaudited pro forma combined condensed consolidated balance sheet includes a pro forma adjustment to reduce cash and shareholders’ equity to reflect the payment of certain anticipated merger costs.

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BCYP and SAB Biotherapeutics, adjusted to give effect to the Merger and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2021, combines the unaudited adjusted balance sheet of BCYP with the historical unaudited condensed consolidated balance sheet of SAB Biotherapeutics on a pro forma basis as if the Merger and the other events contemplated by the Business Combination Agreement, summarized below, had been consummated on June 30, 2021.

The unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2021, combines the historical unaudited statement of operations of BCYP with the historical unaudited consolidated statement of operations of SAB Biotherapeutics for the six-months ended June 30, 2021, and the year ended December 31, 2020 combines the historical audited statement of operations of BCYP for the period from November 12, 2020 (inception) through December 31, 2020 with the historical audited consolidated statement of operations of SAB Biotherapeutics for the year ended December 31, 2020, giving effect to the transaction as if the Merger and other events contemplated by the Business Combination Agreement had been consummated on January 1, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information the historical unaudited financial statements of BCYP as of and for the six-months ended June 30, 2021
●	the historical audited financial statements of BCYP for the period from November 12, 2020 (Inception) though December 31, 2020, incorporated by reference in this form 8-K,
●	the historical unaudited consolidated financial statements of SAB Biotherapeutics as of and for the six-months ended June 30, 2021, incorporated by reference in this form 8-K,
●	the historical audited consolidated financial statements of SAB Biotherapeutics as of, and for the year ended December 31, 2020, incorporated by reference in this 8-K, and
●	other information relating to BCYP and SAB Biotherapeutics included the Business Combination Agreement and the description of certain terms thereof set forth thereof and the financial and operational condition of BCYP and SAB Biotherapeutics (see “Proposal No. 1—The Business Combination Agreement,” “BCYP’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “SAB Biotherapeutics Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Proxy Statement, and as included in this Form 8-Kor incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that BCYP believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. BCYP believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of BCYP and SAB Biotherapeutics.

Pursuant to the Business Combination Agreement dated June 21, 2021, and as amended on August 12, 2021, between BCYP and SAB Biotherapeutics, Inc. the Business Combination was consummated on October 22, 2021. Upon closing of the Business combination, Big Cypress Merger Sub merged with SAB Biotherapeutics, with SAB Biotherapeutics as the surviving company of the Merger. Upon closing of the Business Combination, Big Cypress Acquisition Corp. changed its name to “SAB Biotherapeutics, Inc.”. The Business Combination was accounted for as a reverse merger in which SAB Biotherapeutics issued stock for the net assets of BCYP, accompanied by a recapitalization. The net assets of BCYP are stated at historical cost, with no goodwill or other intangible assets recorded upon closing. Historical operations will be those of SAB Biotherapeutics Inc.

The aggregate consideration paid to SAB Biotherapeutics, Inc. upon the closing of the Merger was 36,465,343 shares of New SAB Biotherapeutics common stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of BCYP’s shareholders having elected to redeem 8,030,289 shares of their Public Shares for $81,111,920 in cash based upon actual redemptions.

SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
(In thousands)
As of June 30, 2021

	As of June 30, 2021				As of June 30, 2021
	SAB Biotherapeutics, Inc. and Subsidiaries (Historical)	Big Cypress Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$10,233	$757	21,948	A	$23,717
			$(5,000)	B
			(4,221)	C
Cash held in trust	-	-	13,099	A	13,099

Accounts receivable, net	17,109	-	-		17,109
Prepaid expenses and other current assets	427	180	-		607
Total current assets	27,769	937	25,826		54,532
Non-current assets:
Marketable securities held in Trust Account	-	116,155	(116,155)	A	-
Equipment, net	19,710	-	-		19,710
Deferred offering costs	-	-	-		-
Operating lease right-of-use assets	2,631	-	-		2,631
Finance lease right-of-use assets	4,102	-	-		4,102
Total non-current assets	26,443	116,155	(116,155)		26,443
TOTAL ASSETS	54,212	117,092	(90,329)		80,975

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	5,499	153	-		5,652
Notes payable - current portion	24	-	-		24
Operating lease liabilities, current portion	945	-	-		945
Finance lease liabilities, current portion	191	-	-		191
Due to related party	-	-	-		-
Deferred grant income	100	-	-		100
Accrued expenses and other current liabilities	3,438	-	-		3,438
Total current liabilities	10,197	153	-		10,350
Non-current liabilities:
Operating lease liabilities, noncurrent	1,896	-	-		1,896
Finance lease liabilities, noncurrent	3,836	-	-		3,836
Notes payable, noncurrent	25		-		25
Warrant liability	-	5,531	-		5,531
Deferred underwriting fee	-	4,221	(4,221)	C	-
					-
Earnout liability			-	F	-
Total non-current liabilities	5,757	9,752	(4,221)		11,288
Total liabilities	15,954	9,905	(4,221)		21,638

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	102,187	(102,187)	A	-

Stockholders’ equity (deficit):
Series A Preferred stock	1	-	(1)	E	-
Series A-1 Preferred stock	-	-	-		-
Series A-2 Preferred stock	-	-	-		-
Series A-2A Preferred stock	-	-	-		-
Series B Preferred stock	-	-	-		-
Common stock	4	-	3	E	2,507
			2,500	G
Additional paid-in capital	51,769	4,238	21,079	A	70,346
			762	D
			(2,500)	G
			(2)	E
			(5,000)	B
Retained earnings (deficit)	(13,516)	762	(762)	D	(13,516)
			-
			-	F
Total stockholders’ equity (deficit)	38,258	5,000	(86,108)		59,337
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	54,212	117,092	(90,329)		80,975

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021, are as follows:

(A)	Reflects the reclassification of marketable securities held in the BCYP Trust Account to cash, restricted cash held in escrow related to a put option on the New SAB Biotherapeutics’ shares and the reclassification of common stock to permanent equity based on actual redemptions.
(B)	Represents preliminary estimated direct and incremental transaction costs to be incurred. These costs are accounted as a reduction in the combined cash account with a corresponding reduction in APIC consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A.
(C)	Reflects the settlement of the deferred underwriting fee.
(D)	Represents recapitalization of BCYP’s historical accumulated deficit.
(E)	Represents recapitalization of historical amounts.
(F)	Represents the potential earnout SAB shareholders could receive in the merged company under the Merger Agreement. Since the earnout is accounted for as an equity transaction, there is no change in equity as the entry would be to deemed dividends and APIC.
(G)	Issuance of Company shares in lieu of cash for professional services related to the transaction

SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share and per share amounts)

For the six-months ended June 30, 2021

	For the Six-Months Ended June 30, 2021				For the Six-Months Ended June 30, 2021
	SAB Biotherapeutics, Inc. and Subsidiaries (Historical)	Big Cypress Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenue:
Revenue	$35,137	$-	$-		$35,137
Operating costs and expenses:
Formation and operating costs	-	368			368
Research and development	31,468	-	-		31,468
General and administrative	5,731	-	-		5,731
Total operating costs and expenses	37,199	368	-		37,567
Gain on sale of assets	-				-
Loss from operations	(2,062)	(368)	-		(2,430)
Other income (expense):
Other income (expense):	669	-	-		669
Interest income (expense)	11	5	(5)	AA	11
Interest expense	(150)	-	-		(150)
Offering costs allocated to warrants	-	(360)			(360)
Change in the fair value of warrants	-	1,494			1,494
Total other income (expense)	530	1,139	(5)		1,664
Net income (loss)	(1,532)	771	(5)		(766)
Income tax provision	-	-	-		-
Net (loss) income	$(1,532)	$771	$(5)		$(766)

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted-Average Shares Outstanding
Weighted common shares outstanding - basic	35,216,000	4,162,957	43,474,777
Weighted common shares outstanding - diluted	35,216,000	4,162,957	43,474,777
Basic net (loss) income per share	$(0.04)	$0.18	$(0.02)
Diluted net (loss) income per share	$(0.04)	$0.18	$(0.02)

SAB Biotherapeutics, Inc. and Subsidiaries and Big Cypress Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

(In thousands, except share and per share amounts)

For the year-ended December 31, 2020

	For the Year Ended December 31, 2020			For the Year Ended December 31, 2020
	SAB Biotherapeutics, Inc. and Subsidiaries (Historical)	Big Cypress Acquisition Corp. (Historical)	Transaction Accounting Adjustments	Pro Forma Combined

Revenue:
Revenue	$55,238	$-	$-	$55,238
Operating costs and expenses:
Formation and operating costs	-	9		9
Research and development	27,909	-	-	27,909
General and administrative	6,772	-	-	6,772
Total operating costs and expenses	34,681	9	-	34,690
Gain on sale of assets	-			-
Loss from operations	20,557	(9)	-	20,548
Other income (expense):
Other income (expense):	4	-	-	4
Interest income (expense)	26	-	-	26
Interest expense	(469)	-	-	(469)
Total other income (expense)	(439)	-	-	(439)
Net income (loss)	20,118	(9)	-	20,109
Income tax provision	-	-	-	-
Net income (loss)	$20,118	$(9)	$-	$20,109

	Historical Weighted-Average Shares Outstanding	Historical Weighted-Average Shares Outstanding	Pro Forma Weighted- Average Shares Outstanding
Weighted common shares outstanding - basic	35,216,000	2,500,000	43.474,777
Weighted common shares outstanding - diluted	58,051,614	2,500,000	49,433,377
Basic net income (loss) per share	$0.37	$-	$0.46
Diluted net income (loss) per share	$0.35	$-	$0.41

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six-months ended June 30, 2021, and the year ended December 31, 2020, are as follows:

(AA)	Represents the elimination of interest income earned on investments held in Trust Account

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation and Accounting Policies

The Merger will be accounted for as a reverse recapitalization in accordance with GAAP because SAB Biotherapeutics has been determined to be the accounting acquirer under ASC 805. Under this method of accounting, BCYP will be treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of SAB Biotherapeutics will become the historical financial statements of New SAB Biotherapeutics, and BCYP’s assets, liabilities and results of operations will be consolidated with SAB Biotherapeutics beginning on the acquisition date. For accounting purposes, the financial statements of New SAB Biotherapeutics will represent a continuation of the financial statements of SAB Biotherapeutics with the Transaction being treated as the equivalent of SAB Biotherapeutics issuing stock for the net assets of BCYP, accompanied by a recapitalization. The net assets of BCYP will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be presented as those of SAB Biotherapeutics in future reports of New SAB Biotherapeutics.

The unaudited pro forma condensed combined financial information reflects all BCYP’s public shareholders that exercised redemption rights with respect to their public shares. A total of 8,030,289 shares were redeemed for an aggregate redemption value of approximately $81.1 million. The resulting redemptions will provide SAB Biotherapeutics with cash at closing of the Business Combination of greater than the $5,000,001 Net Tangible Asset value Pursuant to the Business Combination Agreement.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of New SAB Biotherapeutics upon consummation of the Merger in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The Merger Agreement includes an earnout provision whereby the shareholders of SAB Biotherapeutics shall be entitled to receive additional consideration (“Earnout Shares”) if the Company meets certain Volume Weighted Average Price (“VWAP) thresholds, or a change in control with a per share price exceeding the VWAP thresholds within a five-year period immediately following the Closing, which will be held in escrow until the Earnout contingency is resolved.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Merger and the other related events contemplated by the Business Combination Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New SAB Biotherapeutics following the completion of the Merger. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. BCYP and SAB Biotherapeutics have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma shares of New SAB Biotherapeutics Common Stock issued and outstanding immediately after the Merger:

(Number of shares in thousands)

	Shares	%
SAB Biotherapeutics, Inc and Subsidiaries Shareholders	29,703	68.3%
Total SAB Biotherapeutics, Inc and Subsidiaries Merger Shares	29,703	68.3%
Total SAB Biotherapeutics, Inc and Subsidiaries Shares	29,703	68.3%
Big Cypress Acquisition Corp Non-Founder Shares	10,232	23.5%
Big Cypress Acquisition Corp Founder Shares	3,292	7.6%
Total Big Cypress Acquisition Corp Shares	13,525	31.1%
Other	248	0.6%
Total Other	248	0.6%
Pro Forma Common Stock at June 30, 2021	43,475	100.0%

(1) the table does not include 5.750 million of Public Warrants, 0.2 million of the Private Placement Warrants, 0.6 million of Sponsor Shares subject to vesting and forfeiture, options to acquire shares of Common Stock under equity plans following the Merger, and 12 million Earnout Shares.

(2) Represents options to purchase Common Stock of New SAB Biotherapeutics under equity incentive plans.

If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Merger occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of BCYP following the completion of the Merger. The unaudited pro forma adjustments represent BCYP management’s estimates based on information available as of the dates of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The pro forma basic and diluted income per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

3. Income (loss) per share

Represents the income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

(In thousands, except share and per share amounts)

For the Year ended December 31, 2020
Pro-Forma Weighted-Shares Outstanding

Pro forma net income	$20,109
Weighted average shares outstanding of common stock - basic	43,474,777
Weighted average shares outstanding of common stock - diluted	49,433,377
Net income per share attributable to common stockholders - basic	$0.46
Net income per share attributable to common stockholders - diluted	$0.41

For the Six-Months ended June 30, 2021
Pro-Forma Weighted-Shares Outstanding

Pro forma net loss	$(766)
Weighted average shares outstanding of common stock - basic	43,474,777
Weighted average shares outstanding of common stock - diluted	43,474,777
Net loss per share attributable to common stockholders - basic	$(0.02)
Net loss per share attributable to common stockholders - diluted	$(0.02)